POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Mark R. Manley, Marc O. Mayer, Andrew L. Gangolf and Emilie D. Wrapp and each of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities, solely for the purpose of signing the respective Registration Statements, and any amendments thereto, on Form N-1A of

-AllianceBernstein All-Asia Investment Fund, Inc.
-AllianceBernstein Capital Reserves
-AllianceBernstein Government Reserves
-AllianceBernstein Greater China '97 Fund, Inc.
-AllianceBernstein Institutional Reserves, Inc.
-AllianceBernstein Mid-Cap Growth Fund, Inc.
-AllianceBernstein Multi-Market Strategy Trust, Inc.
-AllianceBernstein Municipal Trust
-AllianceBernstein New Europe Fund, Inc.
-AllianceBernstein Variable Products Series Fund, Inc.

and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


                                            /s/ Marc O. Mayer
                                            -----------------
                                                Marc O. Mayer
Dated: February 11, 2004

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